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                                                                  EXHIBIT 10.15

                           FIRST FEDERAL OF MICHIGAN
                      EQUITY PERFORMANCE APPRECIATION PLAN

              (As Amended and Restated Effective January 1, 1995)


         WHEREAS, FIRST FEDERAL OF MICHIGAN, a capital stock association organized under the Home Owners' Loan Act of the United States of America (the "Association") established the First Federal of Michigan Equity Performance Appreciation Plan (the "Plan"), for certain of its employees effective April 16, 1987; and

         WHEREAS, effective May 1, 1989, the Association was reorganized and pursuant to a certain Agreement and Plan of Reorganization (the "Agreement"), established FirstFed Michigan Corporation ("FirstFed Michigan"), as its parent corporation; and

         WHEREAS, the Association amended and restated the Plan effective May 1, 1989, in order to reflect the reorganization and the establishment of FirstFed Michigan as the sole owner of all of the Association's common stock and further amended and restated the Plan effective May 1, 1993; and

         WHEREAS, the Association wishes to further amend and restate the Plan to reflect the Agreement and Plan of Merger (the "Merger Agreement") between FirstFed Michigan and Charter One Financial, Inc. ("Charter One") effective January 1, 1995, and to terminate the Plan as of the date the merger between FirstFed Michigan and Charter One shall become effective.





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         NOW, THEREFORE, the Association hereby amends and restates the Equity
Performance Appreciation Plan, effective as of January 1, 1995, as follows:

         1. PURPOSE OF THE PLAN. The purpose of the Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentive to certain key employees of the Association or any present or future Parent or Subsidiary of the Association to promote productivity, efficiency of operations, profitability and shareholder value.

         2. DEFINITIONS. As used herein, the following definitions shall apply.
                 (a) "Association" means First Federal of Michigan and on and after May 1, 1989, FirstFed Michigan, if and to the extent authorized by FirstFed Michigan; provided, however, that whenever this Plan indicates that the "Association" may or shall take any action under the Plan, such action shall be taken by First Federal of Michigan for itself and as agent for FirstFed Michigan. Notwithstanding anything herein to the contrary, in the event of the merger of FirstFed Michigan into any other corporation, such corporation shall succeed to all of the rights and responsibilities of FirstFed Michigan hereunder.

                 (b) "Board" means the Board of Directors of the Association.

                 (c)      "Charter One" means Charter One Financial, Inc.





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                 (d)      "Code" means the Internal Revenue Code of 1986, as
amended.

                 (e) "Committee" means the Compensation Committee appointed by the Board in accordance with paragraph 3(a); provided, however, that after the Company Merger Effective Time, those persons who were on the Compensation Committee of the Association on the Company Merger Effective Time shall continue to serve as the members of the Compensation Committee until this Plan is terminated and all amounts payable with respect to the Rights are distributed.

                 (f)      "Common Stock" means:

                          (1) prior to May 1, 1989, the common stock, par value
$0.01 per share, of the Association;

                          (2) on and after May 1, 1989, and through the Company
Merger Effective Time, the common stock, par value $0.01 per share, of FirstFed Michigan; and
                          (3) after the Company Merger Effective Time, the
common stock of Charter One.

                 (g) "Company Merger Effective Time" means the date on which the merger between FirstFed Michigan and Charter One shall become effective, as set forth in Section 1.2 of the Merger Agreement.

                 (h) "Continuous Employment" or "Continuous Status as an Employee" means the absence of any interruption or termination of employment by the Association or any present or





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future Parent or Subsidiary of the Association.  Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Association or in the case of transfers between payroll locations of the Association or between the Association, its Parent, its Subsidiaries or a successor.

                 (i) "Effective Date" means the date specified in paragraph 18 hereof.

                 (j) "Employee" means any person employed on a full-time basis by the Association or any present or future Parent or Subsidiary of the Association.

                 (k)      "FirstFed Michigan" means FirstFed Michigan
Corporation.

                 (l)      "Participant" means an Employee who receives a Right.

                 (m) "Parent" means any present or future corporation which would be a "parent corporation" as defined in subsections 424(e) and (g) of the Code.

                 (n) "Plan" means the First Federal of Michigan Equity Performance Appreciation Plan.

                 (o) "Right" means an Equity Performance Appreciation Right granted pursuant to the terms of the Plan.

                 (p)      "Share" means 1 share of the Common Stock.





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                 (q)      "Subsidiary" means any present or future corporation
which would be a "subsidiary corporation" as defined in subsections 424(f) and
(g) of the Code.

         3.      ADMINISTRATION OF THE PLAN.

                 (a) COMPOSITION OF THE COMMITTEE. The Plan shall be administered by the Compensation Committee of the Board, which shall consist of not less than 3 directors of the Association (as determined from time to time by the Board). All persons designated as members of the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 of the Securities and Exchange Act of 1934, as amended.

                 (b) POWERS OF THE COMMITTEE. The Committee (to the extent not contrary to the express provisions of the Plan) shall have authority to:

                          (1) designate the Employee to whom Rights may be awarded from time to time;

                          (2) determine the number of Rights to be awarded to each Employee;

                          (3) interpret and construe the Plan, and to adopt, amend or rescind such rules and regulations it shall deem necessary and advisable to implement and administer the Plan;

                          (4)     correct any defect or omission or to
         reconcile any inconsistency in the Plan or in any award granted hereunder;

                          (5) approve the form and terms and conditions of any agreement, as the case may be, between the Association and the Employee; and

                          (6) have and exercise such other power and authority as may be delegated to it by the Board.





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                          Such determinations, designations or powers to be
made or executed in accordance with the Committee's best business judgment as to the best interests of the Association and its stockholders and in accordance with the purposes of the Plan.

                          A majority of the entire Committee shall constitute a
quorum and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Acts approved in writing by a majority of the Committee shall also be deemed the action of the Committee.

                 (c) EFFECT OF THE COMMITTEE'S DECISION. All decisions, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons affected thereby.

                 (d) INDEMNIFICATION. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Association in connection with any claim, action, suit or proceeding relating to any action taken or failure to act under or in connection with the Plan or any Right granted hereunder to the full extent provided for under the Bylaws or Charter with respect to indemnification of directors of the Association.

         4. ELIGIBILITY. Rights may be granted to key employees of the Association or any present or future Parent or Subsidiary. Employees who are designated by the Committee as key





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employees, including officers whether or not Directors of the Association, shall be eligible to receive Rights under the Plan, and an Employee who has been granted a Right may, if otherwise eligible, be granted additional Rights.

                 Notwithstanding anything herein to the contrary, no Employee shall be eligible to receive Rights under the Plan on and after January 1, 1995.

         5. GRANT OF RIGHTS. Prior to January 1, 1995, the Committee, may, at any time or from time to time, authorize the granting of Rights. The Committee shall determine and fix in its sole discretion the Employees to whom grants should be made, the number of Rights to be granted to each person eligible to be a Participant, and the terms and conditions under which Rights may be granted. No director who shall hold or be eligible to hold a Right under the Plan shall vote on any action required or permitted to be taken under the Plan by the Committee.

                 Successive Rights may be granted to the same Employee, whether or not the Rights previously granted to such Employee remain unexercised. An Employee may exercise a Right, if then exercisable, notwithstanding that Rights previously granted to such Employee remain unexercised.

                 Notwithstanding anything herein to the contrary, no Rights shall be granted to any Employee under the Plan on or after January 1, 1995.





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         6.      WRITTEN AGREEMENT.  Each Right shall be evidenced by a written agreement containing such provisions as may be approved by the Committee. Each such written agreement shall constitute a binding contract between the Association and the Employee, and every Employee, upon acceptance of such written agreement, shall be bound by the terms and restrictions of the Plan and of such written agreement. The terms of each such written agreement shall be accordance with the Plan, but each written agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. The Chairman of the Association and such other officers as shall be designated by the Committee are hereby authorized to execute written agreements evidencing Rights on behalf of the Association and to cause them to be delivered to the Participants.

         7.      TERM OF PLAN; TERM OF RIGHTS.

                 (a) The Plan shall continue in effect for a term of 10 years from its Effective Date, unless sooner terminated pursuant to paragraph
17. No Right shall be granted under the Plan after 10 years from the Effective Date.

                 (b) The term of each Right granted under the Plan shall be established by the Committee and set forth in the terms of the grant of Rights to the Participant, but shall not exceed 10 years from the date of grant.





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                 (c)      Notwithstanding anything herein to the contrary, in
the event of a change in control of First Federal of Michigan prior or subsequent to May 1, 1989 other than contemplated by the Agreement, or of FirstFed Michigan on or after May 1, 1989, or in the event of a merger between FirstFed Michigan and Charter One, as contemplated by the Merger Agreement, each Participant shall immediately be eligible to exercise all Rights which he has been granted under the Plan regardless of his Years of Continuous Employment after the date of grant of the Rights and the provisions of the grant of Rights which provide for exercise in installments designated by the Committee. The term "control" shall refer to the acquisition by a party or 2 or more related parties acting as a group, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, of more than 25% of the Common Stock of First Federal of Michigan or FirstFed Michigan, as applicable, followed as a result thereof by a change in the Board of Directors of such corporation so that persons who are non-employee directors of such corporation before such change no longer constitute a majority of the non-employee members of the Board of Directors of such corporation. Subject to written consent of a Participant on a form provided by the Committee, each Participant shall be deemed to have exercised all of his rights on the Company Merger Effective Time.

         8. NATURE OF RIGHTS. Each Right granted to a Participant shall be used solely as a device for the measurement and determination of the amount to be paid to the Participant under the Plan. A Right shall have no value to a Participant at





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the time of grant.  For purposes of determining the payment to be made to a
Participant upon the exercise of a Right, the Participant shall be entitled to receive the appreciation in value, if any, of his Right between the date of grant and the date of exercise measured by determining the value of the Right on the date of exercise and subtracting therefrom the value of the Right on the date of grant to the Participant. For this purpose, each Right shall be deemed to have a value on the date of grant equal to the market value of one share of Common Stock on such date and each Right shall be deemed to have a value on the date of exercise equal to the market value of one share of Common Stock on such date. The measurement of appreciation shall be made separately with respect to each Right. A Right shall not constitute or be treated as property or a trust fund of any kind.

                 If the Common Stock is traded otherwise than on a national securities exchange at the time of valuation of a Right, then the value of a Right shall be not less than the mean between the bid and asked price on the date of valuation or, if there is no bid and asked price on said date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the value per share shall be determined by the Committee. If the Common Stock is listed on a national securities exchange at the time of granting a Right, then the value shall equal the average of the highest and lowest selling price on such exchange on the date such Right is valued or if there were no sales on said date, then the value shall be not less than the mean between the bid and asked price on such date.





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         9.      EXERCISE OF RIGHT.

                 (a) PROCEDURE FOR EXERCISE. Any Right granted hereunder shall be exercisable during the term of the Right at such times and under such conditions as shall be permissible under the terms of the Plan and the terms of the grant of Rights to the Participant.

                          A Right granted pursuant to the Plan may be
exercised, subject to provisions relative to its termination and limitations on its exercise, from time to time only by written notice of exercise of the Right. Each such notice shall be delivered, or mailed by prepaid registered or certified mail, addressed to the Treasurer of the Association at the Association's executive offices, until the total number of Rights have been exercised or expire.

                 (b) EXERCISE DURING EMPLOYMENT OR FOLLOWING DEATH. Unless otherwise provided in the terms of a grant of Rights, a Right may be exercised by a Participant only while he is an Employee and has maintained Continuous Status as an Employee since the date of the grant of the Right. However, if a Participant who has remained in the employ of the Association or of its Parent or one or more of its Subsidiaries for a period of 6 or more months from the date of a grant, either (1) dies while employed by the Association or its Parent or 1 or more of its Subsidiaries, or (2) retires prior to attaining age 60 under the total and permanent disability retirement provisions of the Association's qualified Retirement Plan, the Participant (or the personal





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representative of his estate, or his heirs or beneficiaries as described in the
Plan, in the event of his death), shall be eligible to exercise all of the Participant's outstanding Rights regardless of his years of Continuous Employment after the date of the grant of the Rights, provided such exercise occurs within 3 months following the date of such retirement for disability or within 12 months following the date of his death, whichever is applicable. If a Participant retires after attaining age 60 with outstanding Rights granted to him, he shall be eligible to exercise all such outstanding Rights provided the Rights were granted to him at least 6 months prior to retirement, he remained in the employ of the Association, its Parent, or 1 or more of its Subsidiaries during such period of time, and such exercise occurs within 3 months following the date of his retirement.

                          The Committee's determination whether a Participant's
employment has ceased, and the effective date thereof, shall be final and conclusive on all persons affected thereby.

                          A Participant who is an Employee as of the Company
Merger Effective Time shall be eligible to immediately exercise all Rights which he has been granted in accordance with Section 7(c) of this Plan.

                 (c) SETTLEMENT OF RIGHTS. At the time of exercise of a Right, or as soon as administratively feasible thereafter, the Association, or its Parent or Subsidiary which employs the Participant (as applicable), shall pay to the Participant an





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amount equal to the appreciation in value of the Right, as specified in paragraph 8 hereof.  Such payment shall be made in cash.

                 (d) TIME OF EXERCISE. Any election by an Employee or Individual to exercise a Right shall be made during the period beginning on the third business day following the release for publication of quarterly or annual financial information and ending on the twelfth business day following such date, except, that if a Participant consents to exercise of a Right under
Section 7(c), exercise shall be deemed to occur on the Company Merger Effective Time. This condition shall be deemed to be satisfied when the specified financial data is first made publicly available.

         10. NON-TRANSFERABILITY OF RIGHTS. Rights granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. A Right may be exercised, during the lifetime of the Participant, only by the Participant in accordance with paragraph 9.

         11. EFFECT OF CHANGE IN COMMON STOCK OF THE ASSOCIATION. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Association, FirstFed Michigan, or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock dividend, split-up,





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combination of shares, or otherwise), then the number of Rights of a
Participant shall be adjusted in the same manner as shares of the Common Stock reflected by such Rights would be adjusted.

                 In the event there shall be any other change in the number of, or kind of, issued shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number, or kind, or value of the Rights, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan.

                 Notwithstanding anything in this Plan to the contrary, effective May 1, 1989, each Right relating to a share of Common Stock of the Association automatically will be converted into an identical Right, with identical values, terms and conditions, relating to a share of common stock of FirstFed Michigan.

                 Notwithstanding anything in this Plan to the contrary, effective as of the Company Merger Effective Time, each Right relating to a share of Common Stock of FirstFed Michigan automatically will be converted into a Right, with identical terms and conditions, relating to 1.2 shares of Common Stock of Charter One.





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         12.     TIME OF GRANTING RIGHTS.  The date of grant of a Right under the Plan shall, for all purposes, be the date on which the Committee makes a determination to grant such Right. Notice of the determination shall be given to each Employee to whom a Right is so granted within a reasonable time after the date of such grant.

         13. RIGHT TO CONTINUED EMPLOYMENT. Neither the establishment of this Plan nor any provisions of the Plan or modifications thereof shall be held or construed as giving any Employee in the Plan the right to be retained in the service of the Association, its Parent or a Subsidiary and the Association expressly reserves the right to discharge any Employee, with or without cause, whenever the interests of the Association may so require.

         14. MODIFICATION OF RIGHTS. At any time and from time to time the Committee may direct execution of an instrument providing for the modification of any outstanding Right, provided no such modification, extension or renewal shall confer on the holder of said Right any right or benefit which could not be conferred on him by the grant of a new Right at such time, or impair the Right without the consent of the holder of the Right.

         15. WITHHOLDING PAYMENTS. If upon the exercise of a Right, there shall be payable by the Association or a Parent or a Subsidiary any amount for income tax withholding, the Association shall reduce the amount of cash to be delivered or paid to the individual to reflect the required withholding payments. The





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Committee may make such other arrangements with respect to income tax withholding as it shall determine.

         16. USE OF WORDS. As used herein, the use of any gender shall include all genders.

         17. AMENDMENT AND TERMINATION OF THE PLAN. The Board may alter, suspend or discontinue the Plan except that no action of the Board may reduce the value of any Right at the time of grant.

                 No action of the Board or of the Committee may, without the consent of the holder of the Right, impair any then outstanding Right.

                 Notwithstanding anything herein to the contrary, the Plan is hereby terminated, effective as of the Company Merger Effective Time. Rights that are outstanding as of the Company Merger Effective Time shall not be diminished or otherwise adversely affected by the termination of this Plan and an Employee may exercise any such Rights as of the Company Merger Effective Time in accordance with Section 7(c) of the Plan or thereafter in accordance with the terms of the Plan.

         18. EFFECTIVE DATE. The Plan became effective upon approval by a majority of the members of the Board of Directors of the Association which occurred on April 16, 1987.





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         This amended and restated Plan was adopted and approved by the
Association this 16th day of       August      , 1995.
                 ----        ------------------


ATTEST:                           FIRST FEDERAL OF MICHIGAN


W. S. Fambrough                   By:       C. Gene Harling
----------------------------         ---------------------------------------
Secretary                                   C. Gene Harling
                                        Its:Chairman of the Board, President and
                                            --------------------------------
                                            Chief Executive Officer





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                                  CERTIFICATE
                                  -----------

         The undersigned hereby certifies that he is the duly elected and qualified Secretary of FIRST FEDERAL OF MICHIGAN, a Michigan corporation (the "Association"), and further certifies that the following resolutions were duly adopted by the Board of Directors of the Association on August 16, 1995, and that such resolutions are in full force and effect as of the date of this Certificate.

         WHEREAS, the First Federal of Michigan Equity Performance Appreciation Plan (the "Plan") was amended and restated effective May 1, 1993 and the Association desires to further amend the restate the Plan, to cease issuance of new Rights under the Plan, and to terminate the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the Plan, as amended and restated effective January 1, 1995, is hereby adopted and approved in the form presented at the meeting; and

         RESOLVED, that no further Rights shall be issued under the Plan on or after January 1, 1995, the Plan shall be terminated, and all outstanding Rights shall be paid in accordance with the terms of the amended Plan.

         IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal
of this Association this 21st day of       August        , 1995.
                         ----        --------------------

                                  W. S. Fambrough
                                  -------------------------------------
                                  Secretary